Exhibit 3.1
ARTICLES OF INCORPORATION
     The undersigned, for the purpose of organizing a corporation, for profit, pursuant to the laws .of the State of Colorado, does hereby adopt the following Articles of Incorporation:
ARTICLE I
     The name of the corporation shall be:
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
ARTICLE II
     This corporation shall have perpetual existence.
ARTICLE III
     In addition to, and not in limitation of, those provided by statute in the State of Colorado, the nature of the business, the purposes, and the general powers for which the corporation is organized are:
     1. The transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.
     2. To buy, exchange, contract for, lease and in any and all other ways acquire, hold and own, and deal in, sell, mortgage, lease, or otherwise dispose of real and personal property of every kind and description, as may be desirable for use by the company in the operation of any business conducted by it.
     3. To buy, sell, and deal in its own stock and other securities, and in the stock and other securities of any other corporation, and to lend either with or without security.
     4. To borrow money for the conduct of its business and in furtherance of the objects, purposes and powers herein set forth, and to issue debentures, bonds, certificates of indebtedness, notes and other instruments of like character evidencing the liability of the company; to repay the same and to secure any and all thereof by mortgages or deeds of trust on any or all of the real or personal property of the company.
     5. To acquire the good will, rights, property and assets of all kinds of any business capable of being carried on in connection with this company’s business, and to undertake the whole or part of the liability of the person, firm, or corporation owning such good will, rights, property and assets, on such terms and conditions as may be agreed upon, and to pay for the same in cash, stock, bonds, debentures, notes or securities of this company.
     6. To conduct business in the State of Colorado and in any other state or territory of the United States of America, including the District of Columbia.
     7. To carry on any business which the company may deem proper or convenient in connection with any of the foregoing powers and purposes, whether indirectly or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the company or to enhance the value of its property; and to have and exercise all of the powers conferred by the laws of the State of Colorado on a corporation formed under the act pursuant to which this corporation is formed.
     8. The purposes specified herein shall be construed as both purposes and powers and shall in no way be limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or of the general powers of the company; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.
ARTICLE IV
     The total number of shares which may be issued by the corporation is 50,000 each of which shall be without par value.
ARTICLE V
     At all meetings of the stockholders for the election of directors, cumulative voting shall be allowed.
ARTICLE VI
     The initial registered office of the corporation shall be 519 1/2 Main Avenue, Durango, La Plata County, Colorado 81301. The initial registered agent of the corporation shall be FRANKLIN E. CRAIL.
ARTICLE VII
     The name and address of the person forming this corporation is:

J. DOUGLAS SHAND	124 East Ninth Street
Durango, Colorado 81301
ARTICLE VIII
     The management of this corporation shall be vested in a board of directors; the number of directors of this corporation shall be as determined by the by—laws of this corporation. The initial board of directors of this corporation shall consist of three members. The names and addresses of the persons who are to be the initial directors and who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualified are:

FRAMKLIN E. CRAIL	225 Rockridge Circle
Durango, Colorado 81301

JAMES HILTON	225 Rockridge Circle
Durango, Colorado 81301

MARK LAPINSKI	225 Rockridge Circle
Durango, Colorado 81301

ARTICLE IX
     All stock shall be issued as fully paid and non-assessable, and cannot be made assessable by any amendment to this certificate of incorporation, nor shall the holder or such shares be liable for further payment thereon.
ARTICLE X
     Each shareholder of the corporation shall have the preemptive right to acquire additional or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges.
ARTICLE XI
     The board of directors of this corporation shall have the power to make from time to time such by-laws for the management of the affairs of the corporation as may be necessary or proper, and after reasonable notice to all directors (or without notice if all directors consent thereto) to repeal, amend, or alter the same or to adopt new by laws. The board of directors shall have the power to fix the salaries of directors, corporate officers and agents and employees of this corporation. The board of directors shall have the power to appoint and remove officers, agents and employees of the company.
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN. CHOCOLATE FACTORY,. INC.
     Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
     FIRST: The name of the corporation is ROCKY MOUNTAIN. CHOCOLATE FACTORY,. INC.
     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 7, 1985, in the manner prescribed by the Colorado Corporation Act:
     Article IV of the Articles of Incorporation of the corporation is hereby amended to read as follows:
     “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) common shares, with a par value of One Cent ($.0l) per share. Each outstanding share of common stock of the corporation is hereby split up and exchanged into Eight Hundred Eighty-three and One Hundred Seventy- seven One Hundred Eighty—one One Hundredths (883-l77/l81) shares of common stock of a par value of One Cent ($.0l) per share.”

     Article X of the Articles of Incorporation of the corporation is hereby amended to read as follows:
     “Shareholders of the corporation shall have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares.”
     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,810; and the number of shares entitled to vote thereon was 1,810.
     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,810
     FIFTH: The number of shares voted for such amendment was 1,810; and the number of shares voted against such amendment was -0-.
     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

	Number of Shares Voted
Class	For	Against
Common	1,810	-0-
     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
As set forth in the Amendment
     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
          The amount of stated capital prior to the amendment is $78,000.00. The amount of stated capital subsequent to the amendment is $16,000.00.
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
     Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
     FIRST: The name of the corporation is ROCKY MOUNTAIN. CHOCOLATE FACTORY,. INC.

     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on November 4, 1985, in the manner prescribed by the Colorado Corporation Act:
     On October 18, 1985, Article IV of the Articles of Incorporation of the corporation was amended to read as follows:
     “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) common shares, with a par value of One Cent ($.0l) per share. Each outstanding share of common stock of the corporation is hereby split up and exchanged into Eight Hundred Eighty-three and One Hundred Seventy- seven One Hundred Eighty—one One Hundredths (883-l77/l81) shares of common stock of a par value of One Cent ($.0l) per share.”
     Article IV of the Articles of Amendment to the Articles of Incorporation of the corporation is hereby corrected to read as follows:
     “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) common shares, with a par value of One Cent ($.0l) per share. Each outstanding share of common stock of the corporation is hereby split up and exchanged into One Thousand Thirteen and Four Hundred Seventy-three One Thousand Five Hundred Seventy-ninths (1013-473/1579) shares of common stock of a par value of One Cent ($.0l) per share.”
     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,579; and the number of shares entitled to vote thereon was 1,579.
     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,579
     FIFTH: The number of shares voted for such amendment was 1,579; and the number of shares voted against such amendment was -0-.
     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

	Number of Shares Voted
Class	For	Against
Common	1,579	-0-
     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
          As set forth in the Amendment
     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
          The amount of stated capital prior to the amendment is $78,000.00. The amount of stated capital subsequent to the amendment is $16,000.00.

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN. CHOCOLATE FACTORY,. INC.
     Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
FIRST: The name of the corporation is ROCKY MOUNTAIN. CHOCOLATE FACTORY,. INC.
     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on November 14, 1985, in the manner prescribed by the Colorado Corporation Act:
     Article IV of the Articles of Incorporation of the corporation is hereby amended to read as follows:
     “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) shares, Seven Million Two Hundred Fifty Thousand (7,250,000) of which shall be designated as “Common Shares”, with a par value of One Cent ($.01) per share (referred to hereinafter either as “Common Stock” or “Common Shares”), and Two Hundred Fifty Thousand (250,000) of which shall be designated as “Preferred Shares”, with a par value of Ten Dollars ($10.00) per share (referred to hereinafter either as “Preferred Stock” or Preferred Shares”). Each outstanding share of common stock of the corporation outstanding on October 7, 1985, is hereby split up and exchanged into One Thousand Thirteen and Four Hundred Seventy-three One Thousand Five Hundred Seventy-ninths (1013-473/1579) shares of common stock of a par value of One Cent ($.0l) per share.”
     Article XII of the Articles of Incorporation of the corporation is hereby added to the Articles of Incorporation of the corporation, to read as follows:
“The Board of Directors is hereby expressly authorized, by resolution or resolutions which they may from time to time adopt, to provide for the issuance of the Preferred Stock in one or more series and to fix and state, to the extent not fixed by the provisions hereinafter set forth and subject to limitations prescribed by law, the designations and powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:
The distinctive serial designation and the number of shares constituting the series;
The dividend rate, whether dividends shall be cumulative and, if so, from which date, the payment date or dates for dividends, and the preferential, participating or other special rights, if any, with respect to dividends;
The voting powers, full or limited, in addition to the voting powers provided by law;
Whether the shares shall be redeemable and, if so, the price, or prices to be paid, and the terms and conditions on which the shares may be redeemed;

The amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;
Whether the shares shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through application of such funds: and
Whether the shares be convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which conversion or exchange may be made, and any other terms or conditions of such conversion or exchange.
Each share of each series of Preferred Stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.
Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinabove provided, a certificate setting forth (i) the name of the corporation; (ii) a copy of the resolution or resolutions with respect to such shares adopted by the Board of Directors of the corporation pursuant to the foregoing authority vested in said Board, establishing and designating the series and fixing and determining the relative rights and preferences thereof; (iii) the date of adoption of such resolution or resolutions; and (iv) that such resolution was duly adopted by the Board, shall be made, executed, acknowledged, filed and recorded in accordance with the applicable requirements, if any, of the laws of the State of Colorado. If no such certificate is then so required by law, a certificate shall be signed and verified on behalf of the corporation by its president or a vice president and by its secretary, treasurer or assistant secretary, and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Colorado and in any other place or places as the Board of Directors shall designate.”
     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,600,000; and the number of shares entitled to vote thereon was 1,600,000.
     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,600,000
     FIFTH: The number of shares voted for such amendment was 1,600,000; and the number of shares voted against such amendment was -0-.
     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

	Number of Shares Voted
Class	For	Against
Common	1,600,000	-0-
     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
          No change

     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
No change
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN. CHOCOLATE FACTORY,. INC.
     Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
     FIRST: The name of the corporation is ROCKY MOUNTAIN. CHOCOLATE FACTORY,. INC.
     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on November 25, 1985, in the manner prescribed by the Colorado Corporation Act:
     Article IV of the Articles of Incorporation of the corporation is hereby amended to read as follows:
     “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) shares, Seven Million Two Hundred Fifty Thousand (7,250,000) of which shall be designated as “Common Shares”, with a par value of One Cent ($.01) per share (referred to hereinafter either as “Common Stock” or “Common Shares”), and Two Hundred Fifty Thousand (250,000) of which shall be designated as “Preferred Shares”, with a par value of Ten Cents ($.10) per share (referred to hereinafter either as “Preferred Stock” or Preferred Shares”). Each share of Common Stock of the corporation outstanding on October 7, 1985, is hereby split up and exchanged into One Thousand Thirteen and Four Hundred Seventy-three One Thousand Five Hundred Seventy-ninths (1013-473/1579) shares of Common Stock of a par value of One Cent ($.0l) per share.”
     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,600,000; and the number of shares entitled to vote thereon was 1,600,000.
     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,600,000
     FIFTH: The number of shares voted for such amendment was 1,600,000; and the number of shares voted against such amendment was -0-.

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

	Number of Shares Voted
Class	For	Against
Common	1,600,000	-0-
     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
          No change
     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
          No change
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:
FIRST: The name of the corporation is Rocky Mountain Chocolate Factory. Inc.
     SECOND: The following amendment to the Articles of Incorporation was adopted on July. 29 1988, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:
     ☐ Such amendment was adopted by the board of directors where not shares have been issued.
     ☑ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
          Article IV of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:
“The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) shares, Seven Million Two Hundred Fifty Thousand (7,250,000) of which shall be designated as shares of common stock, with a par value of Three Cents ($.03) per share (hereinafter referred to as “Common Stock” or “Common Shares”), and Two Hundred Fifty Thousand (250,000) of which shall be designated as shares of preferred stock, with a par value of Ten Cents (S.l0) per share (hereinafter referred to as “Preferred Stock” or “Preferred Shares”). The 2,233,491 shares of Common Stock, with a par value of One Cent ($.01) per share, of the corporation, either issued and outstanding or held by the corporation as treasury stock on the effective date of this amendment, are automatically reclassified and changed into 744,497 fully-paid and nonassessable shares of Common Stock, with a par value of Three Cents ($.03), provided that no fractional shares shall be issued. In lieu of issuing fractional shares of Common Stock with respect to any fractional share interests that occur as a result of the foregoing reclassification and change, the corporation shall cause its transfer agent to pay the holders thereof a cash amount determined by multiplying each such fractional share interest times the mean average of the closing bid and asked prices of the corporation’s common stock, with a par value of One Cent ($01) per share, for the ten business days ending on July 28, 1988.”
     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
Notice will be given to holders of Common Stock on the effective date of this amendment to surrender their certificates to the Company’s transfer agent, who will issue the new certificates to evidence the reclassification.
     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
          No change
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST: The name of the corporation is Rocky Mountain Chocolate Factory, Inc.
     SECOND: The following amendment to the Articles of Incorporation was adopted on July 28, 1989, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:
     ☐ Such amendment was adopted by the board of directors where no shares have been issued.
     ☑ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     RESOLVED, that a new Article XII be added to the Articles of Incorporation of the Corporation and read as follows:
The personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is limited to the full extent provided by Colorado law.
     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
          No change
     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
          No change
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
     This document is entitled to be filed pursuant to sections 7-90-301 et. seq. and 7-110-106 of the Colorado Revised Statutes:
     FIRST: The domestic entity name of the corporation is:
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
     SECOND: Article IV of the Articles of Incorporation is hereby amended in its entirety to read as follows:
     The aggregate number of shares of all classes of capital stock that the corporation shall have authority to issue is One Hundred Million Two Hundred Fifty Thousand (100,250,000) shares; One Hundred Million (100,000,000) of which shall be designated as shares of common stock, with a par value of three cents ($0.03) per share (the “Common Stock” or “Common Shares”); and Two Hundred Fifty Thousand of which shall be designated as shares of preferred stock, with a par value of ten cents ($0.10) per share (the “Preferred Stock” or “Preferred Shares”).
     THIRD: The name and address of the individual who causes this document to be delivered for filing is
Virginia Perez
Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303